UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2003
Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803

(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On May 15, 2003, RadView Software Ltd. appointed Mr. Christopher Dineen as its Chief Financial Officer effective June 1, 2003.  Mr. Dineen replaces Mr. Brian E. LeClair, who has been terminated effective May 30, 2003, as part of a cost reduction plan.  Mr. Dineen is currently serving as the Company’s Vice President of Finance.  From September 1991 until joining the Company in June 2000, Mr. Dineen was an auditor with Arthur Andersen LLP.  Mr. Dineen is a Certified Public Accountant and has a B.S. in accounting from Northeastern University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: May 15, 2003	/s/ ILAN KINREICH
Ilan Kinreich
President and Chief Executive Officer